                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549



                                --------------



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported)    July 6, 2001
                                                           ---------------

                                EDIETS.COM, INC.
           ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


               Delaware               0-30559           56-0952883
           ---------------------------------------------------------


(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)           Identification No.)



    3467 W. Hillsboro Boulevard, Deerfield Beach, Florida         33442
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code          (954) 360-9022
                                                    ---------------------------


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure.
         ------------------------

         On July 6, 2001, eDiets.com, Inc. a Delaware corporation (the "Company"), and DietSmart, Inc., a Delaware corporation ("DietSmart"), entered into a Letter Agreement (the "Letter Agreement"), pursuant to which the Company agreed to acquire all of the outstanding capital stock of DietSmart for (i) 2 million shares of common stock, par value $.001 per share, of the Company, and
(ii) $2.5 million in cash, payable in installments with interest beginning on the closing date and continuing over a period of time not to exceed 15 months. The closing of the transaction is conditioned upon, among other things, satisfactory completion by each of the parties of a confirmatory due diligence review and the negotiation and execution of definitive documentation (including employment agreements with certain executive officers of DietSmart) which the parties are obligated in good faith to negotiate, execute and deliver. In the event the definitive agreements are not entered into on or prior to August 20, 2001, under certain circumstances, the Company will be obligated to pay DietSmart a fee of $250,000 plus reimburse DietSmart for up to $50,000 of legal expenses incurred by DietSmart in connection with the transaction.

         Subsequent to the execution of the Letter Agreement, on July 11, 2001 eDiets loaned DietSmart $50,000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EDIETS.COM, INC.
                                   ----------------
                                   (Registrant)



Date: July 17, 2001                By      /s/  Robert T. Hamilton
                                        ---------------------------------------
                                                         (Signature)
                                   Robert T. Hamilton, Chief Financial Officer